PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001
pwc.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2009 and February 22, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2009 and December 31, 2009 Annual Reports, respectively, to Shareholders of the following funds of the Goldman Sachs Trust: Goldman Sachs International Equity Dividend and Premium Fund, Goldman Sachs Structured International Tax-Managed Equity Fund, Goldman Sachs Structured Tax-Managed Equity Fund, Goldman Sachs U.S. Equity Dividend and Premium Fund, Goldman Sachs Structured Emerging Markets Equity Fund, Goldman Sachs Structured International Small Cap Fund, Goldman Sachs BRIC Fund, Goldman Sachs Emerging Markets Equity Fund, Goldman Sachs Concentrated International Equity Fund, Goldman Sachs International Small Cap Fund, and Goldman Sachs Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 26, 2010